THE GILLETTE COMPANY
                             1971 STOCK OPTION PLAN
                  (Amended and Restated as of December 13, 2005)


    1. PURPOSE. The purpose of the 1971 Stock Option Plan (hereinafter referred to as the "Plan") is to provide a special incentive to selected key salaried employees of The Gillette Company (hereinafter referred to as the "Company") and of its subsidiaries and to the non-employee members of the Board of Directors of the Company to promote the Company's business. The Plan is designed to accomplish this purpose by offering such employees and non-employee directors a favorable opportunity to purchase shares of the common stock of the Company so that they will share in the success of the Company's business. For purposes of the Plan a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

    1.1 ASSUMPTION OF THE PLAN. As of the Effective Time, The Procter & Gamble Company, an Ohio corporation, has assumed the Plan according to the Merger Agreement. Unless otherwise specified, amendments to the Plan made in connection with the Merger Agreement shall be effective upon the Effective Time. Should the Merger not become effective, the Plan shall revert to the form as last amended by The Gillette Company through October 2004, without prejudice to any Awards then outstanding.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee heretofore established by the Board of Directors of the Company, no member of which shall be an employee of the Company or of any subsidiary. The Committee shall have authority, not inconsistently with the Plan, (a) to determine which of the key salaried employees of the Company and its subsidiaries shall be granted options; (b) to determine whether the options granted to any employees shall be incentive stock options within the meaning of the Internal Revenue Code or non-qualified stock options or both; provided, however, that with respect to options granted after December 31, 1986, in no event shall the fair market value of the stock (determined at the time of grant of the options) subject to incentive stock options within the meaning of the Internal Revenue Code which first became exercisable by any employee in any calendar year exceed $100,000 (and, to the extent such fair market value exceeds $100,000, the later granted options shall be treated as non-qualified stock options); (c) to determine the time or times when options shall be granted to employees and the number of shares of common stock to be subject to each such option provided, however, subject to adjustment as provided in Section 9 of the Plan, in no event shall any employee be granted options covering more than 1,250,000 shares of common stock in any calendar year; (d) with respect to options granted to employees, to determine the option price of the shares subject to each option and the method of payment of such price; (e) with respect to options granted to employees, to determine the time or times when each option becomes exercisable and the duration of the exercise period; (f) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time; (g) to make all determinations as to the terms of any sales of common stock of the Company to employees under Section 8 of the Plan;
(h) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and (i) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

    3. PARTICIPANTS. The participants in the Plan shall be such key salaried employees of the Company or of any of its subsidiaries, whether or not also officers or directors, as may be selected from time to time by the Committee in its discretion, subject to the provisions of Section 8 of the Plan. In addition, each non-employee director shall be a participant in the Plan. In any grant of options after the initial grant, or any sale made under Section 8 of the Plan after the initial sale, employees who were previously granted options or sold shares under the Plan may be included or excluded.

    4. LIMITATIONS. No option shall be granted under the Plan and no sale shall be made under Section 8 of the Plan after April 21, 2005, but options theretofore granted may extend beyond that date. Subject to adjustment as provided in Section 9 of the Plan, the number of shares of common stock of the Company, which may be delivered under the Plan, shall not exceed 198,800,000 in the aggregate. To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan, within the limit specified above.

    5. STOCK TO BE DELIVERED. Stock to be delivered under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Committee. The Committee and the proper officers of the Company shall take any appropriate action required for such delivery.

    6. TERMS AND CONDITIONS OF OPTIONS GRANTED TO EMPLOYEES. All options granted to either non-employee directors or employees shall be subject to Paragraphs (3) and (4) of Section 6(c) below. All options granted to employees under the Plan shall be subject to all the following additional terms and conditions (except as provided in Sections 7 and 8 of the Plan) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

       (a) OPTION PRICE. The option price under each option shall be determined by the Committee and shall be not less than l00 percent of the fair market value per share at the time the option is granted. If the Committee so directs, an option may provide that if an employee Participant who was an employee participant at the time of the grant of the option and who is not an officer or director of the Company at the time of any exercise of the option, he shall not be required to make payment in cash or equivalent at that time for the shares acquired on such exercise, but may at his election pay the purchase price for such shares by making a payment in cash or equivalent of not less than five percent of such price and entering into an agreement, in a form prescribed by the Committee, providing for payment of the balance of such price, with interest at a specified rate, but not less than four percent, over a period not to exceed five years and containing such other provisions as the Committee in its discretion determines. In addition, if the Committee so directs, an option may provide for a guarantee by the Company of repayment of amounts borrowed by the Participant in order to exercise the option, provided he is not an officer or director of the Company at the time of such borrowing, or may provide that the Company may make a loan, guarantee, or otherwise provide assistance as the Committee deems appropriate to enable the Participant to exercise the option, provided that no such loan, guarantee, or other assistance shall be made without approval of the Board of Directors as required by law.

       (b) PERIOD OF OPTIONS. The period of an option shall not exceed ten years from the date of grant.

       (c) EXERCISE OF OPTION.

            (1) Each option held by a participant other than a non-employee director should be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted. In the case of an option held by a participant other than a non-employee director which is not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

            (2) Options intended to be incentive stock options, as defined in the Internal Revenue Code, shall contain and be subject to such provisions relating to the exercise and other matters as are required of incentive stock options under the applicable provisions of the Internal Revenue Code and Treasury Regulations, as from time to time in effect, and the Secretary of the Committee shall inform optionees of such provisions.

            (3) Payment for Delivery of Shares. Upon exercise of any option, payment in full in the form of cash or a certified bank, or cashier's check or, with the approval of the Secretary of the Committee, in whole or part Common stock of the Company at fair market value, which for this purpose shall be the closing price on the business day preceding the date of exercise, shall be made at the time of such exercise for all shares then being purchased thereunder, except in the case of an exercise to which the provisions of the second sentence of Section 6(a) above are applicable.

            The purchase price payable by any person, other than a non-employee director, who is not a citizen or resident of the United States of America and who is an employee of a foreign subsidiary at the time payment is due shall, if the Committee so directs, be paid to such subsidiary in the currency of the country in which such subsidiary is located, computed at such exchange rate as the Committee may direct. The amount of each such payment may, in the discretion of the Committee, be accounted for on the books of such subsidiary as a contribution to its capital by the Company. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that the Participant agree that any sale of the shares will be made only on the New York Stock Exchange or in such other manner as is permitted by the Committee and that he will notify the Company when he makes any disposition of the shares whether by sale, gift, or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a shareholder only as to shares actually acquired by him under the Plan.

            (4)(a) Notwithstanding any other provision of this Plan, upon the occurrence of a Change of Control, as hereinafter defined, all outstanding options held by employee Participants and non-employee directors which are not yet exercisable shall become immediately exercisable and all the rights and benefits relating to such options including, but not limited to, periods during which such options may be exercised shall become fixed and not subject to change or revocation by the Company except as otherwise provided under Section 6(i).

            (b) In the event that, within two years of a Change of Control, the employment of an employee Participant is terminated by the Company for any reason other than for Cause, or the employee Participant terminates employment for Good Reason, or the service as a director of a non-employee director is terminated, the applicable exercise period for all options, other than options granted prior to June 21, 2001 and designated as incentive stock options hereunder, then held by him shall be the greater of (i) a period of two years from the date of termination, and (ii) the post-termination exercise period otherwise applicable to the employee Participant under Section 6(f), or to the non-employee director under Section 12(d); provided, however, that in no event shall any option be exercisable beyond ten years from its date of grant.

            (c) A Change of Control shall mean the occurrence of any of the following events:

                 (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that, for purposes of this Paragraph (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
             (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Paragraph (3) below;

                 (2) Individuals who, as of December 16, 1999, constitute the
             Board of Directors (the "Board") of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                 (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                 (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            (d) For the purposes of the Plan, unless otherwise provided under the terms of an employment agreement with the Company or any of its subsidiaries, in which case the definition contained therein shall control, an employee Participant shall be treated as terminating his employment for "Good Reason" if he does so as a direct result of:

                 (i) the assignment to the Participant of any duties materially inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Change of Control, or any other action by the Company or its subsidiaries that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is promptly remedied by the Company and/or the subsidiary;

                 (ii) a decrease in the Participant's compensation, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is promptly remedied by the Company and/or the subsidiary; or

                 (iii) the Company's or the subsidiary's requiring the
             Participant to be based at any office or location other than (A) the office or where the Participant was based and performed services immediately prior to the Change of Control or (B) any other location less than 35 miles from such office, or the Company's or the subsidiary's requiring the Participant to travel on business to a substantially greater extent than required immediately prior to the Change of Control.

       (d) NONTRANSFERABILITY OF OPTIONS.

              (1) Except as provided in Paragraphs (2) and (3) below, no option may be transferred by a Participant otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime the option may be exercised only by him.

              (2) In the case of options other than (i) those options designated as incentive stock options or (ii) those options excluded from the application of this Paragraph pursuant to a Schedule to this Plan, the Committee in its sole and exclusive discretion may provide in the option agreement covering an option granted hereunder (either at the time of grant or, with the consent of the Participant, at any time thereafter) that the Participant may transfer by gift all or any part of such option to (x) his spouse, child, grandchild or other "family member" (as such term is defined for purposes of applicable securities and tax laws), to a trust having only family members as beneficiaries or to a partnership or company having only family members as partners or owners, or (y) a charitable organization described in Section 501(c)(3) of the Internal Revenue Code. Any options so transferred shall remain subject to the otherwise applicable terms of the option agreement and this Plan, and also shall be subject to such terms and conditions as the Committee may prescribe. Subsequent transfers of options shall be permitted under this Paragraph only to the extent, and subject to the rules, prescribed by the Committee.

              (3) A Participant may transfer all or any part of an option granted hereunder to a former spouse pursuant to the terms of a qualified domestic relations order. Any options so transferred shall remain subject to the otherwise applicable terms of the option agreement and this Plan. No subsequent transfers of options shall be permitted under this Paragraph.

       (e) NONTRANSFERABILITY OF SHARES. If the Committee so determines, an option granted to an employee may provide that, without prior consent of the Committee, shares acquired by exercise of the option shall not be transferred, sold, pledged or otherwise disposed of within a period not to exceed one year from the date the shares are transferred to the Participant upon his exercise of the option or prior to the satisfaction of all indebtedness with respect thereto, if later.

       (f) TERMINATION OF EMPLOYMENT. The provisions of this Subsection (f) shall govern in the event of the termination of a Participant's employment with the Company and its subsidiaries. If the employment of an employee Participant terminates for any reason other than his death, he may (unless discharged for Cause as hereinafter defined) thereafter exercise his option as provided below:

              (i) If such termination of employment is voluntary on the part of the employee Participant, he may exercise his option only within 30 days after the date of termination of his employment (unless a longer period not in excess of three months is allowed by the Committee).

              (ii) If such termination of employment is involuntary on the part of the employee Participant, he may exercise his option only within three months after the date of termination of his employment.

              (iii) If such termination of employment is on account of the employee Participant's total and permanent disability, he may exercise
         (I) any option granted prior to January 1, 2002 within the period ending one year after the date of termination of his employment, and
         (II) any option granted after December 31, 2001 within the period ending three years after the date of termination of his employment.

              (iv) If such termination of employment is on account of the employee Participant's retirement (as defined below), he may exercise
         (I) any option granted prior to January 1, 1994, other than an option designated as an incentive stock option hereunder, within the period ending two years after his retirement date, (II) any option granted after December 31, 1993 and prior to April 17, 1997, other than an option designated an incentive stock option hereunder, within the period ending three years after his retirement date, (III) any option granted prior to April 17, 1997 and designated an incentive stock option hereunder within the period ending three months after his retirement date, (IV) any option granted after April 16, 1997 and prior to January 1, 2002 within the period ending five years after his retirement date and (V) any option granted after December 31, 2001 over the remaining option period, provided that an option described in clause (IV) or (V) which was designated at grant as an incentive stock option shall cease to qualify as an incentive stock option under the Internal Revenue Code if not exercised within three months after his retirement date. For the purposes of his Plan, an employee Participant's termination of employment is on account of "retirement" if either (A) at the time the Participant leaves the employ of the Company and its subsidiaries, the Participant qualifies for an early or normal retirement pension under the terms of a retirement plan maintained by or to which the Company or any subsidiary contributes for the benefit of the Participant, (B) the Participant leaves the employ of a subsidiary that does not maintain or contribute to a retirement plan for the benefit of the Participant, and at such time the Participant would have qualified for an early or normal retirement pension under the terms of The Gillette Company Retirement Plan had the individual been a participant of that plan, or (C) solely in the case of a Company-initiated termination of employment (other than for Cause), at the time the Participant leaves the employ of the Company and its subsidiaries, the sum of Participant's attained age and years of service (each measured in full and partial years) totals at least
         80. An employee Participant's "retirement date", as used in this paragraph, means the first day the Participant is no longer on the active payroll of the Company or any subsidiary following the Participant's retirement.

              The Committee may, in its sole discretion, terminate any such option at or any time after the date of termination of the Participant's employment (and prior to the expiration of the exercise periods specified above), if it deems such action to be in the best interests of the Company. In no event may any Participant exercise any option that was not exercisable on the date he ceased to be an employee, except (A) as to options granted prior to January 1, 2002, those options granted at least one year prior to Participant's cessation of employment on account of retirement or total and permanent disability and (B) as to options granted after December 31, 2001, if the Participant's cessation of employment is on account of retirement or total and permanent disability. In no event may any Participant exercise any option after the expiration of the option period. For the purposes of this Subsection (f), a Participant's employment shall not be considered terminated in the case of a sick leave or other bona fide leave of absence approved by the Company or a subsidiary in conformance with the applicable provisions of the Internal Revenue Code or Treasury Regulations, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company.

              If an employee Participant is discharged for Cause, as hereinafter defined, all his options shall immediately be cancelled effective as of the date of termination of his employment. For the purposes of the Plan, unless otherwise provided under the terms of an employment agreement with the Company or any of its subsidiaries, in which case the definition contained therein shall control, a discharge for "Cause" shall have occurred where a Participant is terminated because of:

                  (A) the Participant's continued failure to perform
              substantially his duties with the Company or any of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to Participant by an officer or a senior manager of the Company or the subsidiary which identifies the manner in which the Board or the elected officer or manager believes that Participant has not performed his duties;

                  (B) the Participant's engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or the subsidiary; or

                  (C) the Participant's conviction of a felony or a plea of nolo contendere by Participant with respect thereto.

       (g) DEATH. In the event a Participant dies while holding options granted hereunder, (I) any option granted prior to January 1, 2002 may be exercised within a period not to exceed one year after the date of death, and (II) any option granted after December 31, 2001 may be exercised within a period not to exceed three years after the date of death, as to all or any of the shares covered by such option, by his executor or administrator of the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised the option shall expire after the expiration of such period. In no event, however, may any option be exercised after the expiration of the option period.

       (h) DEFERRAL ELECTION. In accordance with such rules and procedures as the Committee may prescribe from time to time, if provided by the Committee, in its sole and exclusive discretion, in the option agreement covering an option granted hereunder, a Participant may elect to defer the delivery of the shares acquired upon the exercise of the option; provided that such election may not be made with respect to any incentive stock option or any option transferred pursuant to the provisions of Section 6(d) above. The Participant's deferral election must be made at least six months prior to the date such option is exercised or at such other time as the Committee may specify. Payment of the option exercise price must be made in the form of shares of common stock which the Participant has held for at least six months. Deferral elections will be allowed only for option exercises that occur while the Participant is an active employee of the Company and its subsidiaries or is actively serving as a non-employee director, as the case may be. Any election to defer the delivery of the stock shall be irrevocable as long as the Participant remains an employee of the Company and its subsidiaries or a non-employee director, as the case may be.

       Upon the exercise of an option as to which a deferral election has been made in accordance with this Subsection (h), the Company shall credit to a bookkeeping account a number of deferred stock units equal to the number of shares that otherwise would have been delivered to the Participant. During the period of deferral, the deferred stock units shall accrue dividends at the rate paid upon the Company's common stock, which dividend equivalents shall be credited in the form of additional deferred stock units. Deferred stock units shall be distributed in shares of common stock (with cash payment in lieu of any fractional share) upon the Participant's termination of employment with the Company and its subsidiaries or following the date the Participant's membership on the Board of Directors ceases, as the case may be, or if the Participant's termination is on account of retirement, at such other date or dates as may be approved by the Committee over a period extending no later than 10 years following such termination date.

       The Committee may, in its sole discretion, allow for the early distribution of an employee Participant's deferred stock units in the event of an immediate and heavy financial hardship or in the event of the death or disability of the Participant. Distribution on account of financial hardship shall be limited to the amount necessary to satisfy the hardship. In addition, the Committee in its discretion may direct the distribution of an employee Participant's deferred stock units if it believes such action is in the best interest of the Company. Deferred stock units shall not be assigned or alienated by any Participant, and shall not be subject to attachment, garnishment, encumbrance, pledge or charge of any nature.

       (i) ADDITIONAL CONDITIONS OF OPTION AWARDS. Unless otherwise provided pursuant to an employment agreement between an employee Participant and the Company, the following additional provisions shall govern options awarded under the Plan.

              (1) With respect to any option granted prior to June 21, 2001, and to any option granted on June 21, 2001 under The Gillette U.K. Approved Stock Option Plan ("2001 UK approved option"), the Committee may, in its sole discretion, cancel any such option at or any time after the date of termination of an employee Participant's employment (and prior to the expiration of the exercise periods specified above), if it deems such action to be in the best interests of the Company.

              (2) With respect to any option granted on or after June 21, 2001 (other than any 2001 UK approved option) ("covered option"), the following terms and conditions shall apply:

                  (a) Unless otherwise provided pursuant to a termination
              settlement agreement with the Company or any of its subsidiaries, while the Participant is employed by the Company and for a period of eighteen (18) months after the termination or cessation of such employment for any reason, the Participant shall not directly or indirectly:

                      (i) as an employee, consultant, independent contractor,
                  officer, director, individual proprietor, investor, partner, stockholder, agent, principal, joint venturer, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held corporation or company), be employed, work, consult, advise, assist, or engage in any activity regarding any business, product, service or other matter which: (A) is substantially similar to or competes with any business, product, service or other matter regarding which the Participant worked for the Company, or any of its subsidiaries, during the three (3) years prior to Participant's termination of employment; or (B) concerns subject matters about which Participant gained proprietary information of the Company, or any of its subsidiaries, during the three (3) year period prior to the Participant's termination of employment;

                      (ii) either alone or in association with others, solicit,
                  divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served, directly or indirectly, by Participant while employed by the Company; or

                      (iii) either alone or in association with others: (A)
                  solicit or encourage any employee or independent contractor of the Company to terminate his/her relationship with the Company; or (B) recruit, hire or solicit for employment or for engagement as an independent contractor, any person who is or was employed by the Company at any time during the Participant's employment with the Company; provided, that this Paragraph (iii) shall not apply to such person whose employment with the Company has been terminated for a period of six months or longer.

                  (b) The Participant shall not disclose or use at any time any secret or confidential information or knowledge obtained or acquired by the Participant during, after, or by reason of, employment with the Company or any of its subsidiaries, as provided under applicable law and any and all agreements between the Participant and the Company or any of its subsidiaries regarding Participant's employment with the Company or the subsidiary.

                  (c) In accordance with any and all agreements between the
              Participant and the Company or any of its subsidiaries regarding the Participant's employment, the Participant shall disclose promptly and transfer and assign to the Company all improvements and inventions in certain fields made or conceived by the Participant during employment with the Company or the subsidiary and within the prescribed periods thereafter.

                  (d) To the extent permitted by law, the Participant shall not make, publish or state, or cause to be made, published or stated, any defamatory or disparaging statement, writing or communication pertaining to the character, reputation, business practices, competence or conduct of the Company, its subsidiaries, shareholders, directors, officers, employees, agents, representatives or successors.

              (3) The geographic scope of the provisions of Paragraph (2)(a) above shall extend to anywhere the Company or any of its subsidiaries is doing business, has done business or intends to do business.

              (4) If any restriction set forth in Paragraph (2)(a) above is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

              (5) In the event of a Change of Control, the restrictions contained in Paragraphs (2)(a)(i), (2)(a)(iii) and (2)(d) above shall cease and the Participant shall no longer be bound by the obligations thereunder.

              (6) If the Company reasonably determines that a Participant has materially violated any of the Participant's obligations under Paragraph (2) above, or if a Participant is terminated for Cause, then, in addition to any other remedies at law or in equity it may have, the Company shall have the following rights and remedies:

                  (a) The Company may cancel any and all covered options granted to the Participant, including grants that according to their terms are vested, effective as of the date on which such violation began (the "Violation Date"); and

                  (b) The Company may demand the return of any gain realized by the Participant as a result of the Participant's exercise of any covered option during the period commencing one year prior to the Participant's termination of employment and continuing through the Violation Date. Upon demand, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of such exercises. At the option of the Company, such payment shall be made by returning to the Company the number of shares of common stock of the Company which the Participant received in connection with such exercise (with the Company then refunding the option price paid by the Participant), or in cash in the amount of the gain realized. If after such demand the Participant fails to return said shares or amounts, the Company shall have the right to offset said amounts against any amounts, including compensation, owed to the Participant by the Company or to commence judicial proceedings against the Participant to recover said shares or amounts.

              (7) The non-competition restrictions set forth in Paragraph (2)(a) supersede any non-competition restrictions of less than eighteen (18) months in duration set forth in any agreement between a Participant and the Company or any subsidiary or predecessor.

    7. REPLACEMENT OPTIONS. The Company may grant options under the Plan on terms differing from those provided for in Section 6 of the Plan where such options are granted in substitution for options held by employees of other corporations who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or subsidiary, or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

       Notwithstanding anything contained in this Plan, the Committee shall have authority, with respect to any options granted or to be granted to employees or outstanding installment Purchase Agreements of participants other than non-employee directors under this Plan, to extend the time for payment of any and all installments, to modify the amount of any installment, to amend outstanding option certificates to provide for installment payments or to take any other action which it may, in its discretion, deem necessary, provided that:
(1) interest on the unpaid balance under any outstanding Purchase Agreement at the rate of at least four percent (4%) per annum shall continue to be due and payable quarterly during the period of any deferral of payment; (2) all such installment Purchase Agreements and unexercised options, shall at all times be in accordance with the applicable provisions of Regulation G of the Board of Governors of the Federal Reserve System, as from time to time amended, and with all other applicable legal requirements; (3) no such action by the Committee shall jeopardize the status of stock options as incentive stock options under the Internal Revenue Code.

    8. FOREIGN EMPLOYEES. The Company may grant options under the Plan on terms differing from those provided for in Section 6 of the Plan where such options are granted to employee Participants who are not citizens or residents of the United States of America if the Committee determines that such different terms are appropriate in view of the circumstances of such Participants, provided, however, that such options shall not be inconsistent with the provisions of
Section 6(a) or Section 6(b) of the Plan.

       In addition, if the Committee determines that options are inappropriate for any key salaried employees who are not citizens or residents of the United States of America, whether because of the tax laws of the foreign countries in which such employees are residents or for other reasons, the Board of Directors may authorize special arrangements for the sale of shares of common stock of the Company to such employees, whether by the Company, or a subsidiary, or other person. Such arrangements may, if approved by the Board of Directors, include the establishment of a trust by the foreign subsidiary, which is the employer of the key salaried employees, designated by such subsidiary, to whom the shares are to be sold. Such arrangements shall provide for a purchase price of not less than the fair market value of the stock at the date of sale and a maximum annual grant per participant of options to purchase 1,250,000 shares of common stock and may provide that the purchase price be paid over a period of not more than ten years, with or without interest, and that such employees have the right, with or without payment of a specified premium, to require the seller of the shares to repurchase such shares at the same price, subject to specified conditions. Such arrangements may also include provisions deemed appropriate as to acceleration or prepayment of the balance of the purchase price, restrictions on the transfer of the shares by the employee, representations or agreements by the employee about his investment purposes and other miscellaneous matters.

    9. CHANGES IN STOCK. In the event of a stock dividend, split-up or combinations of shares, recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be issued or sold under the Plan, the maximum annual grant for each participant, the automatic annual grant for each non-employee director, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of complete liquidation of the Company, all outstanding options shall thereupon terminate, provided that (i) at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors shall with respect to employee participants either (a) make all outstanding options immediately exercisable, or (b) arrange to have the surviving corporation grant replacement options to the employee Participants and
(ii) in the case of option grants to non-employee directors, all outstanding options not otherwise exercisable shall become exercisable on the twentieth day prior to the effective date of the merger.

    10. EMPLOYMENT RIGHTS. The adoption of the Plan does not confer upon any employee of the Company or a subsidiary any right to continued employment with the Company or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

    11. AMENDMENT OF PLAN OR OPTIONS. The Board of Directors of the Company, or the Compensation Committee of the Board of Directors if and to the extent authorized, may at any time or times amend the Plan or amend any outstanding option or options or arrangements established under Section 8 of the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent required or permitted under Section 9 of the Plan and, with respect to clauses (b) and (f) below, except to the extent required or permitted under Section 7 of the Plan) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan or the maximum annual grant per participant other than as permitted under Section 9 of the Plan, (b) reduce the minimum option price of options thereafter to be granted below the price provided for in Section 6(a) of the Plan, except that the Plan may be amended to provide that the minimum option price of non-qualified stock options thereafter to be granted to employees may be not less than 95% of the fair market value at the date of grant if the Board determines that such amendment is necessary for tax reasons to carry out the objectives of the Plan, (c) reduce the price at which shares of common stock of the Company may be sold under Section 8 of the Plan below the price provided for in said Section 8, (d) reduce the option price of outstanding options, (e) extend the time within which options may be granted, or (f) extend the period of an outstanding option beyond ten years from the date of grant; and further provided no such amendment shall adversely affect the rights of any Participant (without his consent) under any option theretofore granted or other contractual arrangements theretofore entered into or after a Change of Control deprive any Participant of any right or benefit which became operative in the event of a Change of Control.

    12. TERMS AND CONDITIONS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. Effective at the close of business on the second business day after the 1992 Annual Meeting of Shareholders of the Company and on the second business day after each Annual Meeting thereafter, each non-employee director shall be automatically granted a non-incentive stock option to purchase 4,000 shares (5,000 shares for options granted after 2001 and before 2004, and 7,500 shares for options granted after 2003) of the common stock of the Company under the generally applicable provisions of the Plan and upon the following specific terms and conditions:

       (a) OPTION PRICE. The option price under each option shall be the fair market value on the date of grant, which for this purpose is defined as the average between the high and the low price of the common stock as reported by the New York Stock Exchange.

       (b) OPTION PERIOD. The period of an option shall be ten years from the date of grant.

       (c) OPTION EXERCISABILITY. Each option granted prior to 2001 shall become exercisable in full on the earlier of the first Annual Meeting following the date of grant or the first anniversary of the date of grant, except as otherwise provided under Paragraph (4) of Section 6(c) of the Plan. Each option granted after 2000 shall become exercisable ratably over a three year period (for options granted after 2003, this means 2,500 after one year, an additional 2,500 after two years and the remaining 2,500 after three years) on the earlier of the Annual Meeting or the anniversary of the date of grant in each such year, except as otherwise provided under Paragraph (4) of Section 6(c) of the Plan.

       (d) EXERCISE PERIOD. Any option, otherwise exercisable, may be exercised during the period a non-employee director remains a member of the Board of Directors and for a period of three months following the date a non-employee director ceases to be a director; provided that, in the case where the non-employee director either has attained age 65 or has served as a non-employee director for at least five years when membership on the Board of Directors ends, all of that non-employee director's options shall be exercisable for a period of two years with respect to options granted before 1994, three years for options granted after 1993 and before 2001, five years for options granted after 2000 and before 2002, and the remaining option period for options granted after 2001, each such period commencing on the date membership on the Board of Directors ceases.

       If a non-employee director dies while a member of the Board of Directors, or following the date membership on the Board of Directors ceases while an option remains exercisable in accordance with the preceding paragraph, then
     (I) for options granted before 2002, at any time or times within one year after that non-employee director's death, and (II) for options granted after 2001, at any time or times within three years after that non-employee director's death, that non-employee director's option may be exercised in accordance with the provisions of Section 6(g) of the Plan. In no event shall any option be exercised after the expiration of the option period.

    13. GOVERNING LAW.

       (a) PRIOR TO EFFECTIVE TIME: Except as to matters concerning the issuance of shares or other matters of corporate governance, which shall be construed under the General Corporation Law of the State of Delaware, the Plan and each Award issued under it shall be governed by the laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an option under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Massachusetts, to resolve any and all issues that may arise out of or relate to the Plan or any option.

       (b) UPON AND FOLLOWING EFFECTIVE TIME: The Plan and each option issued under it shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an option under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any option.

    14. SPECIAL MERGER PROVISIONS

    14.1 ACCELERATION OF OPTIONS. Notwithstanding any other provision in the Plan, each option outstanding under the Plan (the "Accelerated Options") shall be vested and fully exercisable effective immediately prior to the Effective Time as determined by the Authorized Officer.

    14.2 SPECIAL MERGER ELECTIONS. Under procedures established by the Authorized Officer, each holder of an Accelerated Option may exercise such Accelerated Option immediately prior to the Effective Time, in whole or in part, and in respect thereof shall be entitled to receive, at such holder's election, either (i) the Merger Shares or (ii) a cash payment equal to the product of (A) the excess (if any) of the per share value of the Merger Shares over the per share exercise price, multiplied by (B) the number of Shares with respect to which the Accelerated Option is exercised, in each case subject to applicable withholding taxes.

    14.3 TERMINATION FOLLOWING THE EFFECTIVE TIME. Unless otherwise provided under the terms of an employment agreement with the Company or its subsidiaries, notwithstanding any other provision in the Plan, a termination of employment for Good Reason within two (2) years of the Effective Time shall be treated for purposes of Accelerated Options the same as (A) a Special Separation or (B) in the case of a Participant eligible for retirement under the Company's benefit plans, as a Retirement.

    14.4 POST-MERGER CONVERSION OF OUTSTANDING ACCELERATED OPTIONS. Each Accelerated Option outstanding at the Effective Time (together, "Gillette Stock Options") shall cease to represent a right to acquire Shares and, after the Effective Time, shall be deemed an option to acquire, on the same terms and conditions as were applicable under the Gillette Stock Option (but taking into account any applicable changes thereto provided for in this Plan as revised or by reason of the Merger Agreement), that number of Shares of Parent Common Stock determined by multiplying the number of Shares subject to such Gillette Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Gillette Stock Option divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any Gillette Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and, except to the extent otherwise required by the Plan as revised, the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
Section 424(a) of the Code.

    14.5 PROVISIONS CONCERNING OPTIONS TO NONEMPLOYEE DIRECTORS. Options held by Nonemployee Directors of The Gillette Company immediately prior to the Effective Time must be exercised within the term of the original grant or within five (5) years from the Effective Time, whichever is shorter.

    14.6 ASSUMPTION OF GILLETTE STOCK OPTIONS AND CERTAIN UNDERTAKINGS.
Subject to the terms of the Merger Agreement, on the Effective Time The Procter & Gamble Company shall assume the Plan (as revised herein) and each Gillette Stock Option. To the extent permitted by law but not in derogation of the provisions of this Article 14, The Procter & Gamble Company shall take such reasonable steps as may be necessary to cause the Gillette Stock Options which qualified under Section 422 of Code as incentive stock options prior to the Effective Time to continue to qualify as incentive stock options of The Procter & Gamble Company after the Effective Time.

    14.7 SPECIAL SEPARATION. In the case of a Special Separation, any option must be exercised within the term of the original grant or five (5) years from the date of Special Separation, whichever is shorter.

    15. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

    15.1 "ACCELERATED OPTIONS" has the meaning accorded such term in Article 14.

    15.2 "AUTHORIZED OFFICER" means each of (i) the Chairman, Chief Executive Officer and President, (ii) the Vice Chairman, (iii) the Senior Vice President, Finance, and Chief Financial Officer, (iv) the Senior Vice President, Strategy and Business Development, (v) the Senior Vice President and General Counsel,
(vi) the Secretary and (vii) such other officers of the Company as any of the foregoing may designate in writing.

    15.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    15.4 "CLOSING" means the closing of the Merger upon the terms and subject to the conditions set forth in Article 6 of the Merger Agreement

    15.5  COMMITTEE" means:

       (A) If describing rights, obligations, conditions, and/or circumstances prior to the Effective Time, the Compensation and Human Resources Committee of the Board of The Gillette Company.

       (B) If describing rights, obligations, conditions, and/or circumstances at or following the Effective Time, the Compensation & Leadership Development Committee (or its functional successor by another name) of The Procter & Gamble Company

    15.6 "COMPANY" means:

       (a) If describing rights, obligations, conditions, and/or circumstances prior to the Effective Time, The Gillette Company, a Delaware corporation;

       (b) If describing rights, obligations, conditions, and/or circumstances at or following the Effective Time, The Procter & Gamble Company, an Ohio corporation.

    15.7 "EFFECTIVE TIME" has the meaning accorded such term in the Merger Agreement.

    15.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

    15.9 "EXCHANGE RATIO" has the meaning accorded such term in the Merger Agreement.

    15.10 "MERGER" means the consummation of the transactions contemplated by the Merger Agreement.

    15.11 "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of January 27, 2005 among The Procter & Gamble Company, Aquarium Acquisition Corp. and The Gillette Company.

    15.12 "MERGER SHARES" has the meaning accorded such term in the Merger Agreement.

    15.13 "NONEMPLOYEE DIRECTOR" has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

    15.14 "PARENT" means The Procter & Gamble Company.

    15.15 "PARENT COMMON STOCK" has the meaning accorded such term in the Merger Agreement.

    15.16 "PARTICIPANT" means any eligible person to whom an Award is granted.

    15.17 "PLAN" means The Gillette Company 1971 Stock Option Plan as from time to time amended and in effect.

    15.18 "RETIREMENT" means: (a) retirement in accordance with the provisions of any appropriate retirement plan of the Company or any of its subsidiaries; or
(b) termination of employment under the total and permanent disability provision of any retirement or disability plan of the Company or any of its subsidiaries or any plan to which the Company or its subsidiaries contribute for purposes of the retirement or disability of Employees.

    15.19 "SHARE" means a Share of common stock of the Company

    15.20 "SPECIAL SEPARATION" means any termination of employment that occurs prior to the time a Participant is eligible to retire, except a termination for Cause or a voluntary resignation that is not initiated or encouraged by the Company.

    15.21 "SUBSIDIARY" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.